# QUEST OIL CORP.

Form C-AR

Annual Report
2024

August 5, 2025

# Annual Report 2024

This Form C-AR (including the cover page and all exhibits attached hereto, the "Form C-AR) is being furnished by Quest Oil Corp., a Wyoming Corporation (the "Company," as well as references to "we," "us," or "our") for the sole purpose of providing certain information about the Company as required by the Securities and Exchange Commission ("SEC").

No federal or state securities commission or regulatory authority has passed upon the accuracy or adequacy of this document. The U.S. Securities and Exchange Commission does not pass upon the accuracy or completeness of any disclosure document or literature. The Company is filing this Form C-AR pursuant to Regulation CF (§ 227.100 et seq.) which requires that it must file a report with the Commission annually and post the report on its website at https://www.questoil.net no later than 120 days after the end of each fiscal year covered by the report. The Company may terminate its reporting obligations in the future in accordance with Rule 202(b) of Regulation CF (§ 227.202(b)) by 1) being required to file reports under Section 13(a) or Section 15(d) of the Exchange Act of 1934, as amended, 2) filing at least one annual report pursuant to Regulation CF and having fewer than 300 holders of record, 3) filing annual reports for three years pursuant to Regulation CF and having assets equal to or less than $10,000,000, 4) the repurchase of all the Securities sold pursuant to Regulation CF by the Company or another party, or 5) the liquidation or dissolution of the Company.

THIS FORM C-AR DOES NOT CONSTITUTE AN OFFER TO PURCHASE OR SELL SECURITIES.

***Forward Looking Statement Disclosure***

This Form C-AR and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form C-AR are forward-looking statements. Forward-looking statements give the Company's current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate," "estimate," "expect," "project," "plan," "intend," "believe," "may," "should," "can have," "likely" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

The forward-looking statements contained in this Form C-AR and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form C-AR, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company's control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect or change, the Company's actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements.

Any forward-looking statement made by the Company in this Form C-AR or any documents incorporated by reference herein or therein speaks only as of the date of this Form C-AR. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

# Questions and Answers

1. **What is the legal status (including its form of organization, jurisdiction in which it is organized and date of organization), physical address and website of the Company? (§ 227.201(a))**

   Quest Oil Corp. ("Company") is a corporation formed on 4-22-2021 in Wyoming. The Company's physical address is 163 Baldwin Path, Deer Park, NY 11729. The Company's website www.questoil.net is currently unavailable due to being reconstructed and updated.

2. **What are the names of the directors and officers (and any persons occupying a similar status or performing a similar function) of the Company, all positions and offices with the Company held by such persons, the period of time in which such persons served in the position or office and their business experience during the past three years, including: each person's principal occupation and employment, including whether any officer is employed by another employer; and the name and principal business of any corporation or other organization in which such occupation and employment took place? For purposes of this question, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and any person routinely performing similar functions. (§ 227.201(b))**

| Paul Malec | | |
|---|---|---|
| **Board Positions** | | |
| **Dates** | **Position** | **Principal Occupation** |
| 4/22/2021 - Present | Board Member | Board Director |

| Paul Malec | | |
|---|---|---|
| **Officer Positions** | | |
| **Dates** | **Position** | **Responsibilities** |
| 4/22/2021 - Present | President / Secretary / Treasurer | Management |

| Paul Malec | | |
|---|---|---|
| **Business Experience** | | |
| **Dates** | **Organization** | **Title, Principal Business, and Responsibilities** |
| 2007 – Present | AV Concepts | Owner / President<br>Audio / Video Design and Installation Manage & supervise all projects of design and installation |

3. **What is the name and ownership level of each person, as of the most recent practicable date but no earlier than 120 days prior to the date the offering statement or report is filed, who is a beneficial owner of 20 percent or more of the Company's outstanding voting equity securities, calculated on the basis of voting power? (§ 227.201(c) and portions of § 227.201(m))**

| Name of Holder | No. and Class of Securities Now Held | % Voting Power Prior to Offering |
|---|---|---|
| Probst Capital, LLC (Richard Jones) | 2,000,000 Series A Convertible Preferred Stock | 40.01% |
| Friction & Heat, LLC (Joseph Passalaqua) | 2,000,000 Series A Convertible Preferred Stock | 40.01% |

4. **Describe the business of the Company and the anticipated business plan of the Company. (§227.201(d))**

Quest Oil Corp. recently announced the acquisition of Skycom Mobile Inc., marking its shift from the oil industry to the mobile telecommunications sector. As part of its new direction, the company will be undergoing a rebranding to Skycom, Inc.

5. **How many employees does the Company currently have? (§ 227.201(e))**

The company currently has 0 employees.

6. **Discuss the material factors that make an investment in the Company speculative or risky. (§227.201(f))**

*Readers and prospective investors in our common stock should carefully consider the following risk factors as well as the other information contained or incorporated by reference in this prospectus.*

*If any of the following risks actually occurs, our financial condition, results of operations and liquidity could be materially adversely affected. If this were to happen, the value of our common stock could decline, and if you invest in our common stock, you could lose all or part of your investment.*

*The discussion below highlights some important risks we have identified related to our business and operations and an investment in shares of our common stock, but these should not be assumed to be the only factors that could affect our future performance and condition, financial and otherwise. We do not have a policy of updating or revising forward-looking statements except as otherwise required by law, and silence by management over time should not be construed to mean that actual events are occurring as estimated in such forward-looking statements.*

   a. **Risks Relating to Investing in a Start-up Company**

   Investing in early-stage companies is very risky, highly speculative, and should not be made by anyone who cannot afford to lose their entire investment. Unlike an investment in a mature business where there is a track record of revenue and income, the success of a startup or early-stage venture often relies on the development of a new product or service that may or may not find a market. Before investing, you should carefully consider the specific risks and disclosures related to both this offering type and the company.

   b. **Risks Relating to Our Securities**

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

Our common stock is quoted under the symbol "QOIL" on the OTC PINK Market operated by OTC Markets Group, Inc., an electronic inter-dealer quotation medium for equity securities. We do not currently have an active trading market. There can be no assurance that an active and liquid trading market will develop or, if developed, that it will be sustained.

Our securities are very thinly traded. Accordingly, it may be difficult to sell shares of our common stock without significantly depressing the value of the stock. Unless we are successful in developing continued investor interest in our stock, sales of our stock could continue to result in major fluctuations in the price of the stock.

c. **Because we are subject to the "Penny Stock" rules, the level of trading activity in our stock may be reduced.**

The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any listed, trading equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker- dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules which may increase the difficulty Purchasers may experience in attempting to liquidate such securities.

d. **Effect of Amended Rule 15c2-11 on the Company's securities.**

The SEC released and published a Final Rulemaking on Publication or Submission of Quotations without Specified Information amending Rule 15c2-11 under the Exchange Act ("Rule 15c2-11," the "Amended Rule 15c2-11"). To be eligible for public quotations on an ongoing basis, Amended Rule 15c2-11's modified the "piggyback exemption" that required that (i) the specified current information about the company is publicly available, and (ii) the security is subject to a one-sided (i.e. a bid or offer) priced quotation, with no more than four business days in succession without a quotation. Under Amended Rule 15c2-11, shell companies like the Company (and formerly suspended securities) may only rely on the piggyback exemption in certain limited circumstances. The Amended Rule 15c2-11 will require, among other requirements, that a broker-dealer has a reasonable basis for believing that information about the issuer of securities is accurate. Our security holders may find it more difficult to deposit common stock with a broker-dealer, and if deposited, more difficult to trade the securities on the Pink Sheets. The Company intends to provide the specified current information under the Exchange Act but there is no assurance that a broker-dealer will accept our common stock or if accepted, that the broker-dealer will rely on our disclosure of the specified current information.

e. **Public health epidemics or outbreaks** could adversely impact our business. In December 2019, a novel strain of coronavirus (COVID-19) emerged in Wuhan, Hubei Province, China. While initially the outbreak was largely concentrated in China and caused significant disruptions to its economy, it has now spread to several other countries and infections have been reported globally. The extent to which the coronavirus impacts our operations will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration of the

outbreak, new information which may emerge concerning the severity of the coronavirus and the actions to contain the coronavirus or treat its impact, among others. In particular, the continued spread of the coronavirus globally could adversely impact our operations, and could have an adverse impact on our business and our financial results.

**7. Describe the ownership and capital structure of the Company, including: the terms of the securities being offered and each other class of security of the Company, including the number of securities being offered and/or outstanding, whether or not such securities have voting rights, any limitations on such voting rights, how the terms of the securities being offered may be modified and a summary of the differences between such securities and each other class of security of the Company, and how the rights of the securities being offered may be materially limited, diluted or qualified by the rights of any other class of security of the Company. (portions of § 227.201(m))**

**a. The Offering**

i. Describe the terms of the securities being offered.

1. Common share offered at $0.02 in the par value of $0.001

ii. Do the securities offered have voting rights? ☑ Yes ☐ No

iii. Are there any limitations on any voting or other rights identified above? ☐ Yes ☑ No Explain:

**b. Securities or Classes of Securities of the Issuer Outstanding**

| Class of Security | Securities (or Amount) Authorized | Securities (or Amount) Outstanding | Voting Rights | | Other |
|---|---|---|---|---|---|
| **Preferred Stock (list each class in order of preference):** | | | | | |
| | | | | | |
| Series A Convertible Preferred Stock | Unlimited | 4,000,000 | Yes ☑ | No ☐ | Yes ☑ No ☐<br>Specify: The Series A Convertible Preferred Stock has 15,000 to 1 voting |
| **Common Stock:** | | | | | |
| Common Stock | Unlimited | 14,980,226,525 | Yes ☑ | No ☐ | Yes ☐ No ☑<br>Specify: 1 Share = 1 Vote |

**c. How the rights of the securities being offered may be materially limited, diluted or qualified by the rights of any other class of security of the Company.**

The control shareholder has total control of the Company. Any new shareholders have limited actual power other than as available by law to protect minority shareholders.

**8. Describe how the exercise of rights held by the principal shareholders of the Company could affect the purchasers of the securities being offered. (portions of § 227.201(m))**

None

**9. Describe how the securities are being valued, and examples of methods for how such securities may be valued by the Company in the future, including during subsequent corporate actions. (portions of §227.201(m))**

The Company has elected to use the Future Maintainable Earnings Valuation which is based on profitability of the business determining its value today

**10. Describe the risks to purchasers of the securities relating to minority ownership in the Company and the risks associated with corporate actions including additional issuances of securities, Company repurchases of securities, a sale of the Company or of assets of the issuer or transactions with related parties (portions of § 227.201(m))**

The right to demand current distributions from an operating business is limited. A majority owner, if she is committed to avoiding any distributions to a minority owner, can usually avoid making any distributions of profits. By establishing generous reserves for future expenses, paying a salary to herself or her relatives at the high range of what is reasonable, pre-paying expenses, investing in new business or new equipment, leasing expensive cars, etc., a majority owner can spend enough that there are rarely any profits to be distributed. So long as the expenses are not grossly unreasonable, the investor, probably, won't be able to force the company to allow you to share in any of the current income of the company.

No right to participate in any management decisions of the company. The majority owner may make a decision that the investor thinks is bad and puts your interest in the company at risk. The investor may see the majority owner running the company into the ground. The investor can try to convince him that it is the wrong decision, but he doesn't have to take your calls.

The investor has limited rights, if any, to have your interest bought out. You may want to cash out your interest and do other things with the money. State law may give you the right to force the company to buy you out, but these rights are limited.

While the investor would be entitled to a share of any profits on sale of the entire business, a sale can be structured in a way to avoid any payout to minority owners, such as a sale of assets over time with the proceeds reinvested in another business.

**11. Describe the restrictions on transfer of the securities, as set forth in § 227.501. (portions of §227.201(m))**

The securities issued in a transaction exempt from registration pursuant to section 4(a)(6) of the Securities Act (15 U.S.C. 77d(a)(6)) and in accordance with section 4A of the Securities Act (15 U.S.C. 77d-1) and this part through TruCrowd, Inc. may not be transferred by any purchaser of such securities during the one-year period beginning when the securities were issued in a transaction exempt from registration pursuant to section 4(a)(6) of the Securities Act (15 U.S.C. 77d(a)(6)), unless such securities are transferred: to the issuer of the securities; to an accredited investor; as part of an offering registered with the Commission; or to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstances. For purposes of this paragraph, the term "accredited investor" shall mean any person who comes within any of the categories set forth in § 230.501(a) of this chapter, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person. For purposes of this paragraph, the term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in- law, or sister-in-law of the purchaser, and shall include adoptive relationships. For purposes of this paragraph, the term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

**12. Describe the material terms of any indebtedness of the Company, including the amount, interest rate, maturity date and any other material terms. (§ 227.201(p))**

| Creditor Name(s) | Amount Outstanding | Maturity Date | Other Material Terms |
|---|---|---|---|
| Advances from Related Party (Joseph Passalaqua) | $10,682 | Due on Demand | See Below |
| | | | |

Item (1) Advances from Related Party: In support of the Company's efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by shareholders or directors. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances were considered temporary in nature and were not formalized by a signed promissory note.

As of March 31, 2025, Joseph Passalaqua, Related Party, advanced the Company $18,024 to cover the Company's filing / operating fees. This amount is non-interest bearing, payable on demand and unsecured. As of March 31, 2025 the outstanding balance on this amount was $18,024.

As of March 31, 2024, Joseph Passalaqua, Related Party, advanced the Company $17,690 to cover the Company's filing / operating fees. This amount is non-interest bearing, payable on demand and unsecured. As of March 31, 2024 the outstanding balance on this amount was $17,690.

**13. Describe exempt offerings conducted within the past three years. In providing a description of any prior exempt offerings, disclose: the date of the offering; the offering exemption relied upon; the type of securities offered; and the amount of securities sold and the use of proceeds. (§ 227.201(q))**

The Company has not conducted any other exempt offerings in the past three years.

**14. Describe any transaction since the beginning of the Company's last fiscal year, or any currently proposed transaction, to which the Company was or is to be a party and the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on section 4(a)(6) of the Securities Act (15 U.S.C. 77d(a)(6)) during the preceding 12-month period, inclusive of the amount the Company seeks to raise in the current offering under section 4(a)(6) of the Securities Act, in which any of the following persons had or is to have a direct or indirect material interest: any director or officer of the issuer; any person who is, as of the most recent practicable date but no earlier than 120 days prior to the date the offering statement or report is filed, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power; if the Company was incorporated or organized within the past three years, any promoter of the Company; or any member of the family of any of the foregoing persons, which includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships. The term spousal equivalent means a cohabitant occupying a relationship generally equivalent to that of a spouse. For each transaction identified, disclose the name of the specified person and state his or her relationship to the Company,**

**and the nature and, where practicable, the approximate amount of his or her interest in the transaction. The amount of such interest shall be computed without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, the approximate amount involved in the transaction shall be disclosed. A transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships. (§ 227.201(r))**

NONE

15. **Discuss the Company's financial condition, including, to the extent material, liquidity, capital resources and historical results of operations. The discussion must cover each period for which financial statements of the Company are provided. A Company also must include a discussion of any material changes or trends known to management in the financial condition and results of operations of the Company subsequent to the period for which financial statements are provided. For companies with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For companies with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Companies should take into account the proceeds of the offering and any other known or pending sources of capital. Companies also should discuss how the proceeds from the offering will affect the Company's liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the Company anticipates using its available cash. In addition, companies should describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the company in this question refer to the company and its predecessors, if any. (§ 227.201(s))**

Financial Condition - Liquidity and Capital Resources. As of December 31, 2024, the company had zero cash in the bank. The company intends to raise additional funds through equity financing. As of December 31, 2024, the Company has debt obligations in the amounts of $24,538,867.

16. **Provide financial statements (balance sheets, statements of comprehensive income, statements of cash flows, statements of changes in stockholders' equity and notes to the financial statements) for the two most recent fiscal periods prepared in accordance with United States Generally Accepted Accounting Principles. If any of the financial statements have been audited by an independent accountant, provide those statements. If any of the financial statements have been reviewed but not audited by an independent accountant, provide those statements. Label statements "unaudited" if they have not been audited. (portions of § 227.201(t))**

Please refer to the financial statements in this Annual Report. A subsequent section in this document provides the principal executive officer's certification of the financial statements.

# Ongoing Reporting Requirements

Quest Oil Corp. has complied with the ongoing reporting requirements specified in Rule 202 of Regulation Crowdfunding (§ 227.202).

Quest Oil Corp. will file a report electronically with the SEC annually.

Bad Actor Disclosure: The Company is not subject to any Bad Actor Disqualifications under any relevant U.S. securities laws.

Note: Intentional misstatements or omissions of facts constitute federal criminal violations. See 18 U.S.C. 1001.

# Signature

Pursuant to the requirements of Sections 4(a)(6) and 4A of the Securities Act of 1933 and Regulation Crowdfunding (§ 227.100 et seq.), the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form C-AR and has duly caused this Form to be signed on its behalf by the duly authorized undersigned.

/s/ Paul Malec_________________
(Signature)

Paul Malec__________________
(Name)

Director / President_____________
(Title)

August 5, 2025________________
(Date)

Pursuant to the requirements of Sections 4(a)(6) and 4A of the Securities Act of 1933 and Regulation Crowdfunding (§ 227.100 et seq.), this Form C-AR has been signed by the following persons in the capacities and on the dates indicated.

/s/ Paul Malec_________________
(Signature)

Paul Malec__________________
(Name)

Director / President_____________
(Title)

August 5, 2025________________
(Date)

# Certification

I,Paul Malec, certify that:

1. The financial statements of Quest Oil Corp. included in this Form are true and complete in all material respects; and

/s/ Paul Malec_________________
(Signature)

Paul Malec ___________________
(Name)

Director / President_____________
(Title)

August 5, 2025________________
(Date)

# QUEST OIL CORPORATION

## FINANCIAL STATEMENTS
(unaudited)

## For the Year Ended March 31, 2025 and 2024

# Quest Oil Corporation

## Balance Sheets

## (Unaudited)

| | March 31, 2025 | March 31, 2024 |
|---|---|---|
| **Assets** | | |
| Current Assets: | | |
| Cash and cash equivalents | $ - | $ - |
| Total current assets | - | - |
| Total assets | $ - | $ - |
| **Liabilities and Stockholders' Deficit** | | |
| Current Liabilities: | | |
| Accounts payable and accrued liabilities | $ 13,544 | $ 13,544 |
| Promissory note and accrued interest to related party | | |
| Due to related parties | 18,024 | 17,690 |
| Total current liabilities | 31,568 | 31,234 |
| Total liabilities | 31,568 | 31,234 |
| Stockholders' Deficit | | |
| Preferred Stock, $0.001 par value, 10,000,000 shares authorized, none issued and outstanding | | |
| Common Stock, $0.001 par value, 15,000,000,000 authorized, 14,980,640,022 shares issued and outstanding | 14,980,640 | 14,980,640 |
| Additional paid-in capital | 9,526,659 | 9,526,659 |
| Accumulated deficit | (24,538,867) | (24,538,533) |
| Total stockholders' deficit | (31,568) | (31,234) |
| Total liabilities and stockholders' deficit | $ - | $ - |

The accompanying notes are an integral part of these financial statements

# Quest Oil Corporation

## Statement of Operations

## (Unaudited)

| | For the Years Ended March 31, 2025 | 2024 |
|---|---|---|
| Revenues | $ - | $ - |
| Operating expenses | | |
| Other general and administrative expenses | 334 | 375 |
| Total operating expenses | 334 | 375 |
| Loss from operations | (334) | (375) |
| Other income (expense) | | |
| Loss on settlement of debt | - | - |
| Interest expense | - | - |
| Total other income (expense) | - | - |
| Net loss | $ (334) | $ (375) |
| Basic and fully diluted loss per common share | $ - | $ - |
| Basic and fully diluted weighted average common shares outstanding | 14,980,640,022 | 14,980,640,022 |

The accompanying notes are an integral part of these financial statements

# Quest Oil Corporation

**Statement of Changes in Stockholders' Deficit**

**For the Years Ended March 31, 2024 and 2025**

**(Unaudited)**

| | Preferred Stock | | Common Stock | | Additional Paid-in | Accumulated | |
|---|---|---|---|---|---|---|---|
| | Shares | Amount | Shares | Amount | Capital | Deficit | Total |
| Balance at March 31, 2023 | - | $ - | 14,980,640,022 | $14,980,640 | $ 9,526,659 | $ (24,538,158) | $ (30,859) |
| Net loss for the year ended March 31, 2024 | - | - | - | - | - | (375) | (375) |
| Balance at March 31, 2024 | - | $ - | 14,980,640,022 | $14,980,640 | $ 9,526,659 | $ (24,538,533) | $ (31,234) |
| Net loss for the year ended March 31, 2025 | - | - | - | - | - | (334) | (334) |
| Balance at March 31, 2025 | - | $ - | 14,980,640,022 | $14,980,640 | $ 9,526,659 | $ (24,538,867) | $ (31,568) |

The accompanying notes are an integral part of these financial statements

# Quest Oil Corporation

## Statement of Cash Flows

## (Unaudited)

| | For the Years Ended March 31, 2025 | For the Years Ended March 31, 2024 |
|---|---|---|
| Cash Flows from Operating Activities: | | |
| Net loss | $ (334) | $ (375) |
| Adjustments to reconcile net loss to net cash provided by (used in) operating activities: | | |
| Issuance of common stock as share based compensation | - | - |
| Loss on extinquishment of debt | - | - |
| Changes in assets and liabilities | | |
| Increase (decrease) in accounts payable | - | - |
| increase (decrease) in accrued interest to related | - | - |
| Increase (decrease) in due to related parties | 334 | 375 |
| Net cash provided by (used in) operating activities | - | - |
| | | |
| Cash Flows from Investing Activities | - | - |
| | | |
| Cash Flows from Financing Activities | | |
| Proceeds from related party promissory note | - | - |
| Net cash provided by (used in) financing activities | - | - |
| | | |
| Net increase (decrease) in cash | - | - |
| Cash and cash equivalents, beginning of year | - | - |
| Cash and cash equivalents, end of year | - | - |
| | | |
| Supplemental disclosure of cash flow information: | | |
| Cash paid for interest | $ - | $ - |
| Cash paid for taxes | $ - | $ - |
| | | |
| Non-cash transactions: | | |
| Conversion of related party debt | - | - |

The accompanying notes are an integral part of these financial statements

# QUEST OIL CORPORATION
# NOTES TO FINANCIAL STATEMENTS
# March 31, 2025 and 2024
# (unaudited)

## NOTE 1. FORMATION AND BUSINESS OF THE COMPANY

*Business Description*

Quest Oil Corporation ("the Company") was incorporated under the laws of the State of Nevada on January 19, 1999, for the purpose of acquiring and participating in development stage oil and gas properties around the globe. At the end of 2006 the Company became dormant and ceased all business operations. On April 22, 2021 the Company changed its state of domicile from Nevada to Wyoming.

On July 15, 2021, an agreement of merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporation in accordance with Article 11 of the Wyoming Business Corporation Act

- The name of the surviving corporation is Quest Corporation.

- The surviving corporation, Quest Oil Corporation is a Wyoming corporation and its Articles of Incorporation as currently filed with the Secretary of State of the State of Wyoming are the Articles of Incorporation of the surviving corporation.

- The executed agreement of merger is on file at the principal place of business of the surviving corporation, 19 Baldwin Path, Deer Park, New York 11729.

- The shareholders of the domestic corporation, Quest Oil Corporation, a Wyoming corporation, were approved by the shareholders in a manner required by the Wyoming Business Corporation Act and by the Articles of Incorporation of the Company.

## NOTE 2 - BASIS OF PRESENTATION AND GOING CONCERN

*Basis of Presentation*

These annual consolidated financial statements of the Company are unaudited. In the opinion of management, all adjustments (consisting of normal recurring accruals) and disclosures necessary for a fair presentation of these interim condensed consolidated financial statements have been included. The results reported in the unaudited condensed consolidated financial statements for any interim periods are not necessarily indicative of the results that may be reported for the entire year. The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission and do not include all information and footnotes necessary for a complete presentation of financial statements in conformity with accounting principles generally accepted in the United States ("US. GAAP"). The Company's unaudited condensed consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

*Going Concern*

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has generated no revenues since 2006 and has never paid any dividends and is unlikely to pay dividends or generate significant earnings in the immediate or foreseeable future.

**NOTE 2 - BASIS OF PRESENTATION AND GOING CONCERN** (Continued)

As of March 31, 2025, the Company had no revenues since 2006 and an accumulated deficit of $24,538,867. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability to raise equity or debt financing, and the attainment of profitable operations from the Company's future business. These factors raise substantial doubt regarding the Company's ability to continue as a going concern for a period of one year from the issuance of these consolidated financial statements. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

**NOTE 3. SUMMARY OF SIGNIF1CANT ACCOUNTING POLICIES**

**a) Basis of Presentation**

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States of America ("GAAP") and are expressed in US dollars. The consolidated financial statements include the accounts of the Company. The Company's fiscal year end is: March 31.

**b) Use of Estimates**

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the recoverability of its long-lived assets, stock-based compensation, and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company's estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

**c) Cash and Cash Equivalents**

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

***Revenue Recognition***

During the year ended March 31, 2025 and 2024 our revenue recognition policy was in accordance with ASC 605, "Revenue Recognition", which requires the recognition of sales when there is evidence of a sales agreement the delivery of goods has occurred, the sales price is fixed or determined, and the collectability of revenue is reasonably assured.

On April 1, 2020, the Company adopted ASU 2014-09, "Revenue from Contracts with Customers" and all the related amendments, which are also codified into ASC 606. The adoption of this guidance did not have a material effect on the Company's financial position, results of operations or cash flows.

The Company does not have material contract assets or liabilities that fall under the scope of ASC 606.

**NOTE 3. SUMMARY OF SIGNIF1CANT ACCOUNTING POLICIES** (Continued)

**a) Basis of Presentation**

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States of America ("GAAP") and are expressed in US dollars. The consolidated financial statements include the accounts of the Company. The Company's fiscal year end is: March 31.

**b) Use of Estimates**

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the recoverability of its long-lived assets, stock-based compensation, and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company's estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

**c) Cash and Cash Equivalents**

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

***Revenue Recognition***

During the year ended March 31, 2025 and 2024 our revenue recognition policy was in accordance with ASC 605, "Revenue Recognition", which requires the recognition of sales when there is evidence of a sales agreement the delivery of goods has occurred, the sales price is fixed or determined, and the collectability of revenue is reasonably assured.

On April 1, 2020, the Company adopted ASU 2014-09, "Revenue from Contracts with Customers" and all the related amendments, which are also codified into ASC 606. The adoption of this guidance did not have a material effect on the Company's financial position, results of operations or cash flows.

The Company does not have material contract assets or liabilities that fall under the scope of ASC 606.

**d) Basic and Diluted Net Loss Per Share**

The Company computes net loss per share in accordance with ASC 260, *Earnings Per Share,* which requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

**NOTE 3. SUMMARY OF SIGNIF1CANT ACCOUNTING POLICIES** (Continued)

**e) Financial Instruments**

ASC 820, *"Fair Value Measurements"*, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. It establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument's categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. It prioritizes the inputs into three levels that may be used to measure fair value:

*Level I*- applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

*Level 2* - applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

*Level 3* - applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company's financial instruments consist principally of cash, accounts payable, and amounts due to related parties. Pursuant to ASC 820, the fair value of our cash is determined based on "Level I" inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

**f) Inventory**

Inventories, which are comprised of finished goods, are stated at the lower of cost (based on the first in, first out method) or market. As of March 31, 2025, the Company had no inventory.

**g) Reclassification**

Certain prior period amounts have been reclassified to conform to current presentation.

**h) Stock-based Compensation**

As of March 31, 2025 & 2024, the Company has not issued any stock-based payments to its employees Stock- based compensation is accounted for at fair value in accordance with ASC 718, when applicable. To date, the Company has not adopted a stock option plan and has not granted any stock options.

**NOTE 4. INCOME TAXES**

The Company has a net operating loss carried forward of approximately $2,683 available to offset taxable income in future years which commence expiring in fiscal 2027. The Company is subject to United States federal and state income at an approximately 21%. As of March 31, 2025, and 2024, the Company had no income tax positions.

QUEST OIL CORPORATION
NOTES TO FINANCIAL STATEMENTS
March 31, 2024 and 2023
(unaudited)

**NOTE 4. INCOME TAXES** (Continued)

The tax effects of temporary differences that give rise to the Company's net deferred tax liability as of March 31, 2025 and 2024 are as follows:

| Deferred Tax Assets | 2025 | 2023 |
|---|---|---|
| Net operating losses | $ 18,024 | $ 17,690 |
| Valuation allowance | (18,024) | (17,690) |
| Net deferred Tax assets | $ | $ |

**NOTE 5. RELATED PARTY TRANSACTION**

In support of the Company's efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attain adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by shareholders or directors. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances were considered temporary in nature and were not formalized by a signed promissory note.

As of March 31, 2024, Joseph Passalaqua, Related Party, advanced the Company $18,024 to cover the Company's filing/ operating fees. This amount is non-interest bearing, payable on demand and unsecured. As of March 31, 2024 the outstanding balance on this amount was $18,024.

As of March 31, 2023, Joseph Passalaqua, Related Party, advanced the Company $17,690 to cover the Company's filing/ operating fees. This amount is non-interest bearing, payable on demand and unsecured. As of March 31, 2023 the outstanding balance on this amount was $17,690.

The Company currently operates out of an office of a related party free of rent.

**NOTE 6. COMMITMENTS AND CONTINGENCIES**

In response to the COVID-19 pandemic, the Coronavirus Aid, Relief and Economic Security Act ("CARES Act") was signed into law in March 2020. The CARES Act lifts certain deduction limitations originally imposed by the Tax Cuts and Jobs Act of 2017 ("2017 Tax Act"). Corporate taxpayers may carryback net operating losses (NOLs) originating between 2018 and 2020 for up to five years, which was not previously allowed under the 2017 Tax Act. The CARES Act also eliminates the 80% of taxable income limitations by allowing corporate entities to fully utilize NOL carryforwards to offset taxable income in 2018, 2019 or 2020. Taxpayers may generally deduct interest up to the sum of 50% of adjusted taxable income plus business interest income (30% limit under the 2017 Tax Act) for 2019 and 2020. The CARES Act allows taxpayers with alternative minimum tax credits to claim a refund in 2020 for the entire amount of the credits instead of recovering the credits through refunds over a period of years, as originally enacted by the 2017 Tax Act

In addition, the CARES Act raises the corporate charitable deduction limit to 25% of taxable income and makes qualified improvement property generally eligible for 15-year cost-recovery and 100% bonus depreciation The enactment of the CARES Act did not result in any material adjustments to our income tax provision.

**NOTE 7. SURSEQUENT EVENTS**

None.